UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 19, 2012, Newfield Exploration Company (the “Company”) agreed to offer, issue and sell $1 billion of its 5 5/8% Senior Notes due 2024 (the “Notes”) pursuant to, and subject to the terms and conditions set forth in, an underwriting agreement and a pricing agreement with the underwriters of the offering. The Notes are to be issued under a Senior Indenture, dated as of February 28, 2001, between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee, as supplemented by the Third Supplemental Indenture to be dated on or about June 26, 2012. Subject to customary closing conditions, the closing of the issuance and sale of the Notes is scheduled for June 26, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	1.1	Underwriting Agreement, dated as of June 19, 2012

	1.2	Pricing Agreement, dated as of June 19, 2012, by and among the Company and Wells Fargo Securities, LLC, as representative of the several underwriters named therein

	12.1	Computation of Ratios of Earnings to Fixed Charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: June 20, 2012	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 19, 2012

1.2	Pricing Agreement, dated as of June 19, 2012, by and among the Company and Wells Fargo Securities, LLC, as representative of the several underwriters named therein

12.1	Computation of Ratios of Earnings to Fixed Charges